Exhibit 99.1

AMCON DISTRIBUTING COMPANY ANNOUNCES DUAL LISTING ON NYSE TEXAS EXCHANGE

NEWS RELEASE

Omaha, NE, August 12, 2026 - AMCON Distributing Company (“AMCON”) (NYSE American: DIT), an Omaha, Nebraska-based Convenience and Foodservice Distributor, is pleased to announce its official listing on the NYSE Texas Exchange, effective August 13, 2026. AMCON will maintain its primary listing on the NYSE American Stock Exchange and trade with the same “DIT” ticker symbol on the NYSE Texas.

“We are proud to be a member of the Texas business community where our growth has been central to the success of our company,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He added, “Listing on NYSE Texas emphasizes our support for Texas’ efficient business friendly environment and emergence as a leading capital markets center in the United States. This action aligns with AMCON's long-term vision of enhancing shareholder value.”

AMCON, and its subsidiaries Team Sledd, LLC and Henry’s Foods, Inc., is a leading Convenience and Foodservice Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products serving thirty-four (34) states from thirteen (13) distribution centers in Colorado, Idaho, Illinois, Indiana, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, Tennessee, and West Virginia. Through its Healthy Edge Retail Group, AMCON operates fifteen (15) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:

Charles J. Schmaderer

AMCON Distributing Company

Ph 402-331-3727

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